SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
Copy of Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)	None

b)	None

c)	Exhibits

Exhibit 99.1 Copy of press release dated May 27, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On May 27, 2004, The Williams Companies, Inc. (“Williams”) announced that it has finalized an agreement to effectively release the company from certain historical indemnities. The indemnities are related to Williams’ previous ownership of operations such as the Williams Pipe Line system that are now owned by Magellan Midstream Partners, L.P. (NYSE:MMP). Under the terms of the agreement, Williams will pay $117.5 million to Magellan through four structured annual payments beginning on July 1 this year and ending on July 1, 2007. In exchange, Magellan is releasing Williams from certain historical indemnities, primarily related to environmental remediation.

     A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: June 1, 2004	/s/ Brian K. Shore

Name: Brian K. Shore
Title: Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release dated May 27, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.